Exhibit 24

POWER OF ATTORNEY
and

CONFIRMING STATEMENT

The undersigned hereby authorizes and
designates each of Olga Conley, Linda
Trudel and Mara Calame, acting
singly, to execute and file on the
undersigned's behalf all Forms 3, 4
and 5 (including any amendments
thereto) that the undersigned may be
required to file with the United
States Securities and Exchange
Commission (the "Commission") as a
result of the undersigned's ownership
of or transaction in securities of The
J. Jill Group, Inc. and to file a copy
of this Power of Attorney and
Confirming Statement with the
Commission if necessary or desirable
to do so. The authority of Ms. Conley,
Ms.Trudel and Ms. Calame under this
Statement shall continue until the
undersigned is no longer required to
file Forms 3, 4 and 5 with regard to
the undersigned's ownership of or
transactions in securities of The J.
Jill Group, Inc., unless earlier
revoked in writing. The undersigned
acknowledges that Ms. Conley, Ms.
Trudel and Ms. Calame are not
assuming any of the undersigned's
responsibilities to comply with
Section 16 of the Securities Exchange
Act of 1934.



Date: 11/04/2005

Lisa Bayne
Print Name

/s/ LISA BAYBE
Signature